Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

November 10, 2008

CONTACT:

Investors - (301) 951-5917

Media - (301) 968-9400

AMERICAN CAPITAL ANNOUNCES PLAN

TO ACQUIRE EUROPEAN CAPITAL,

REVISES DIVIDEND POLICY AND

REPORTS Q3 2008 EARNINGS

Bethesda, MD – November 10, 2008 – American Capital, Ltd. (NASDAQ: ACAS) (“American Capital” or the “Company”) announced today the proposed acquisition of European Capital Limited (LSE: ECAS). In addition, American Capital reports Q3 2008 earnings.

PROPOSED ACQUISITION OF EUROPEAN CAPITAL LIMITED

On November 10, 2008, American Capital and European Capital entered into an implementation agreement regarding American Capital’s proposal to acquire all of the ordinary shares of European Capital held by other investors by means of a scheme of arrangement provided for under Guernsey company law. Terms of the agreement call for each European Capital shareholder to receive 0.333 American Capital shares of common stock for every one ordinary share of European Capital. Based on the closing price of American Capital common stock on November 7, 2008, this represents total consideration of $158 million for the 32.3% of European Capital’s outstanding ordinary shares not already owned by American Capital, or a price of $4.59 per ordinary share of European Capital. This implies a total market capitalization of $490 million and a total enterprise value of $2.0 billion. American Capital currently owns 67.7% of European Capital.

The proposed acquisition is subject to approval by a special majority of the shareholders of European Capital other than American Capital, and Guernsey court approval and other normal closing requirements. In addition, American Capital’s shareholders will be asked to approve the issuance of its common stock in connection with the transaction. The proposed acquisition is expected to close in the first quarter of 2009. The implementation agreement provides that prior to the closing of the transaction, European Capital will not declare additional dividends without the prior approval of American Capital. In the event that any dividends are declared by either American Capital or European Capital with a record date after the date of this announcement and prior to the effective date, an appropriate adjustment will be made to the consideration payable to European Capital shareholders pursuant to the agreement.

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American Capital

November 10, 2008

Malon Wilkus, American Capital Chairman and Chief Executive Officer said “Since its formation in 2005, we have built European Capital into one of the leading middle market investment franchises in Europe. European Capital represents a core part of our global business platform. Unfortunately over the recent months, the share price of European Capital has traded at a significant discount to its net asset value, like most financial companies in the world, to the point that the benefits that we believed would be created by a separate listing are now negated. We believe this transaction will offer significant benefits to both the European Capital and American Capital shareholders.”

Proposed Acquisition Highlights:

•	American Capital to exchange 0.333 shares of American Capital common stock for each European Capital ordinary share

•	The proposed acquisition has been approved by the Board of Directors of American Capital and the independent board members of European Capital

•	The proposed acquisition is subject to approval by a special majority of European Capital shareholders (excluding American Capital) and Guernsey court approval

•	The proposed acquisition is expected to increase American Capital’s tangible net worth by approximately $260 million

•	The proposed acquisition is expected to close in the first quarter of 2009

The proposed acquisition is expected to be somewhat dilutive to America Capital’s net operating income per share in 2009 and somewhat accretive in 2010, including acquisition and restructuring costs.

The Board of Directors of American Capital and the independent board members of European Capital unanimously approved the proposed acquisition. The independent board members of European Capital will also recommend the transaction to the European Capital shareholders and vote their ordinary shares in favor of the proposed acquisition.

“Current shareholders of European Capital will benefit by being owners of a global middle market investment franchise with greater financial resources and a much more liquid stock,” said John Erickson, American Capital Chief Financial Officer. “American Capital shareholders will no longer be subject to the volatility associated with the illiquid trading of European Capital.”

Citigroup Global Markets Limited, Slaughter and May and Arnold & Porter LLP represented American Capital. Lexicon Partners and Linklaters represented European Capital.

DIVIDEND POLICY REVISION

American Capital is revising its dividend policy to more proactively manage its capital base in the current volatile markets. American Capital has elected to retain its 2008 net long-term capital gains and will retain future net long-term capital gains and treat them as deemed distributions.

American Capital will pay no further dividends for the remainder of 2008. American Capital will evaluate the declaration of its quarterly dividend after financial results are determined each quarter, so that it may more precisely assess its taxable income, cash flow and changes in fair value to better manage American Capital’s tangible net worth in the current volatile markets.

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American Capital

November 10, 2008

American Capital intends to declare by June 15, 2009 and pay by September 30, 2009 $300 million of its 2008 remaining rollover taxable income in order to meet its RIC requirement and avoid any income tax liability.

American Capital has paid $624 million in dividends year-to-date through October 2008 and a total of $2.7 billion in dividends since its August 1997 IPO at $15.00 per share, or $29.25 per share.

2008 DEEMED DISTRIBUTION OF GAINS

American Capital has retained $155 million of net long-term capital gains resulting in a 2008 deemed distribution of $0.72 per share of net long-term capital gains to record holders as of September 30, 2008. These gains were realized for the tax year ended September 30, 2008. Pursuant to the Internal Revenue Code, American Capital paid on behalf of its shareholders approximately $54 million of Federal taxes on the retained long-term capital gains.

Shareholders will report both their share of the retained long-term capital gains and the tax credit on their tax returns. Also, shareholders should add their share of the deemed distribution, net of the tax paid by American Capital, to the basis in their stock. These tax credits are available to shareholders whether the shares are held in a taxable or non-taxable account.

2009 TAXABLE INCOME ROLLOVER

American Capital previously forecasted over $500 million of taxable income to be rolled over from 2008 to pay 2009 dividends. However, American Capital elected to retain $155 million of net long-term capital gains and several forecasted gains did not occur and other unforecasted items did occur both totaling $45 million. Therefore, the remaining rollover is approximately $300 million.

THIRD QUARTER 2008 RESULTS

American Capital also announced today its results for the third quarter of 2008.

Highlights:

•	$0.74 net operating income (“NOI”) per diluted share

•	$0.72 earnings less appreciation and depreciation (“Realized Earnings”) per diluted share after $0.26 per diluted share of taxes on retained long-term capital gains

•	$2.63 net loss per diluted share, due to net depreciation

•	$520 million Q3 realizations

•	Successfully amended secured and unsecured credit facilities

Net Operating Income

NOI for the third quarter of 2008 decreased 9% to $0.74 per diluted share, compared to $0.81 per diluted share for the third quarter of 2007. The third quarter of 2008 forecast for NOI was $0.68 to $0.75 per diluted share.

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American Capital

November 10, 2008

Realized Earnings

Realized Earnings decreased 39% to $0.72 per diluted share for the third quarter of 2008, compared to $1.18 per diluted share for the third quarter of 2007. Included in the Realized Earnings for the third quarter of 2008 are taxes on retained long-term capital gains paid on behalf of the shareholders of $0.26 per diluted share. The Realized Earnings before taxes on retained gains decreased 17% to $0.98 per diluted share for the third quarter of 2008 compared to the third quarter of 2007. Realized Earnings return on equity at cost for the twelve months through the third quarter of 2008 was 12%. The third quarter of 2008 forecast for Realized Earnings was to exceed $1.05 per diluted share and did not contemplate the tax on the retained long-term capital gains.

Earnings

American Capital’s Earnings for the third quarter of 2008 was a loss of $2.63 per diluted share, a decrease of $2.74 per diluted share from the third quarter of 2007 earnings of $0.11 per diluted share. This loss was driven by $698 million of net unrealized depreciation, offset by $150 million of Realized Earnings. Earnings return on equity for the twelve months through the third quarter of 2008 was (28)%.

American Capital’s net asset value (“NAV”) per share as of September 30, 2008 was $24.43, a decrease of $8.45 per share or 26% less than the December 31, 2007 NAV per share of $32.88.

“The week ending October 10th should be considered a wake up call for any company that has to value its assets using market yield analysis as required under Generally Accepted Accounting Principles,” commented Malon Wilkus, American Capital Chairman and Chief Executive Officer. “During that week, market prices were reflecting tremendous forced selling of assets, overnight credit for the best rated companies disappeared and LIBOR was irrationally priced. Stock prices declined severely, but bond yields became virtually immeasurable because of the complete lack of liquidity in the credit markets. Most firms marking-to-market their assets under GAAP at the end of this week experienced tremendous depreciation, irrespective of the underlying performance of their assets. Through the third quarter of 2008, American Capital has had to depreciate its assets by about $731 million beyond what we believe will be the realizable value of our assets on settlement or maturity of our investments, after taking into account credit quality. This gives us great concern, since American Capital is subject to minimum tangible net worth requirements under our loan agreements. Therefore, American Capital is implementing a number of measures to build our capital base and delever our balance sheet. Our decisions to retain capital gains, reduce our dividend, implement further cost reductions, eliminate our stock buy-back program and acquire European Capital will build our capital base and generally reduce our debt. It is a great time to be levered less than 1:1 debt to equity, however it has become evident that in this environment, there is a need to be levered even less.”

For the third quarter of 2008, net appreciation, depreciation, gains and losses totaled $(701) million, consisting of $51 million of net realized gains, less $(54) million in taxes paid by American Capital on behalf of its shareholders on retained capital gains, and $(698) million of net depreciation, compared to $(132) million of net appreciation, depreciation, gains and losses for the third quarter of 2007. The primary components of the $(698) million of net depreciation for the quarter were as follows:

•	$(67) million of reversals of prior appreciation associated with net realized gains;

•

$(183) million of net depreciation of American Capital’s private finance investments due primarily to a decline of the trading multiples of comparable public companies and to a decline of cash flows of certain of its portfolio companies;

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American Capital

November 10, 2008

•	$(264) million of net depreciation of American Capital’s investment in European Capital due primarily to a decrease in its traded stock price;

•	$(90) million of net depreciation from foreign currency translation, primarily related to its investment in European Capital;

•	$(85) million of net depreciation from structured products, due to continued widening of investment spreads; and

•	$(9) million of net depreciation of interest rate swaps due to changes in the forward yield curve.

In the third quarter of 2008, American Capital invested $443 million in new committed investments and received $520 million of proceeds from realizations of portfolio investments. In addition, American Capital funds under management invested an additional $95 million, for a total of $538 million of new investments during the third quarter of 2008.

American Capital exited four control companies in the third quarter of 2008 bringing the total of exited control companies to 14 year to date. Total gross realized gains were $133 million and $287 million for the third quarter and year to date, respectively.

“During the quarter, we continued to experience competitive sale processes among strategic and financial buyers for our companies and our median exit multiples remained higher than our median entry multiples. Currently there are approximately 14 sales processes underway in our portfolio,” said Steve Burge, President North American Private Finance.

As of September 30, 2008, loans with a fair value of $135 million were on non-accrual. The $135 million fair value of non-accruing loans represented 2% of total loans at fair value as of September 30, 2008, compared to the $85 million fair value of non-accrual loans representing 2% of total loans at fair value as of September 30, 2007.

“We are in the midst of a severe recession and tremendous volatility in every financial market,” said John Erickson, American Capital Chief Financial Officer. “In this environment, we must focus on reducing our leverage and building our capital base. Therefore, we must take the disappointing but prudent step of adjusting our dividend policy to retain more of our income.”

Since its August 1997 IPO through the third quarter of 2008, American Capital has earned a 17% compounded annual return, including interest, dividends, fees and net gains, on 245 realizations of senior debt, subordinated debt and equity investments, totaling $11 billion of original committed capital. These realizations represent 47% of all committed amounts invested by American Capital since its August 1997 IPO. Proceeds from these realizations on average exceeded the total associated prior quarter valuation of the investments by less than 1%. American Capital earned a 31% compounded annual return on the exit of its equity investments, including dividends, fees and net gains.

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American Capital

November 10, 2008

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2008, December 31, 2007 and September 30, 2007

(in millions)

	Q3 2008	Q4 2007	Q3 2008 Versus Q4 2007		Q3 2007	Q3 2008 Versus Q3 2007
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $10,794, $10,667 and $10,310 respectively)	$9,097	$10,928	$(1,831)	-17%	$10,974	$(1,877)	-17%
Cash and cash equivalents	320	143	177	124%	92	228	248%
Restricted cash and cash equivalents	109	401	(292)	-73%	124	(15)	-12%
Interest receivable	49	56	(7)	-13%	67	(18)	-27%
Other	271	204	67	33%	212	59	28%

Total assets	$9,846	$11,732	$(1,886)	-16%	$11,469	$(1,623)	-14%

Liabilities and Shareholders’ Equity
Debt	$4,542	$4,824	$(282)	-6%	$4,547	$(5)	0%
Derivative agreements	86	77	9	12%	26	60	231%
Accrued dividends payable	—	195	(195)	-100%	172	(172)	-100%
Other	157	195	(38)	-19%	166	(9)	-5%

Total liabilities	4,785	5,291	(506)	-10%	4,911	(126)	-3%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0.0 issued and outstanding	—	—	—	0%	—	—	0%
Common stock, $0.01 par value, 1,000.0 shares authorized, 214.1, 201.4 and 192.4 issued and 207.2, 195.9 and 187.8 outstanding, respectively	2	2	—	0%	2	—	0%
Capital in excess of par value	6,571	6,013	558	9%	5,704	867	15%
Undistributed net realized earnings	275	254	21	8%	219	56	26%
Net unrealized (depreciation) appreciation of investments	(1,787)	172	(1,959)	NM	633	(2,420)	NM

Total shareholders’ equity	5,061	6,441	(1,380)	-21%	6,558	(1,497)	-23%

Total liabilities and shareholders’ equity	$9,846	$11,732	$(1,886)	-16%	$11,469	$(1,623)	-14%

NM = Not meaningful

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American Capital

November 10, 2008

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2008 and 2007

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended September 30, 2008 Versus 2007		Nine Months Ended September 30,		Nine Months Ended September 30, 2008 Versus 2007
	2008	2007	$	%	2008	2007	$	%
OPERATING INCOME:
Investing operating income(1)	$253	$266	$(13)	-5%	$739	$697	$42	6%
Asset management and advisory operating income(2)	25	44	(19)	-43%	94	189	(95)	-50%

Total operating income	278	310	(32)	-10%	833	886	(53)	-6%

OPERATING EXPENSES:
Interest	50	79	(29)	-37%	161	214	(53)	-25%
Salaries, benefits and stock-based compensation	52	59	(7)	-12%	165	177	(12)	-7%
General and administrative	21	25	(4)	-16%	64	72	(8)	-11%

Total operating expenses	123	163	(40)	-25%	390	463	(73)	-16%

OPERATING INCOME BEFORE INCOME TAXES	155	147	8	5%	443	423	20	5%

(Provision) benefit for income taxes	(2)	6	(8)	NM	6	(3)	9	NM

NET OPERATING INCOME	153	153	—	0%	449	420	29	7%

Net realized gain on investments
Portfolio company investments	73	70	3	4%	164	157	7	4%
Taxes on realized gains	(49)	(4)	(45)	-1125%	(53)	(4)	(49)	-1225%
Foreign currency transactions	(13)	—	(13)	100%	(7)	—	(7)	100%
Derivative agreements	(14)	5	(19)	NM	(25)	17	(42)	NM

Total net realized (loss) gain	(3)	71	(74)	-104%	79	170	(91)	-54%

REALIZED EARNINGS	150	224	(74)	-33%	528	590	(62)	-11%

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(599)	(197)	(402)	-204%	(1,932)	317	(2,249)	NM
Foreign currency translation	(90)	49	(139)	NM	(17)	61	(78)	NM
Derivative agreements	(9)	(55)	46	84%	(10)	(25)	15	60%

Total net unrealized (depreciation) appreciation	(698)	(203)	(495)	-244%	(1,959)	353	(2,312)	NM

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$(548)	$21	$(569)	NM	$(1,431)	$943	$(2,374)	NM

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.74	$0.82	$(0.08)	-10%	$2.22	$2.50	$(0.28)	-11%
Diluted	$0.74	$0.81	$(0.07)	-9%	$2.22	$2.45	$(0.23)	-9%

REALIZED EARNINGS PER COMMON SHARE*:
Basic	$0.72	$1.20	$(0.48)	-40%	$2.61	$3.51	$(0.90)	-26%
Diluted	$0.72	$1.18	$(0.46)	-39%	$2.61	$3.44	$(0.83)	-24%

EARNINGS PER COMMON SHARE*:
Basic	$(2.63)	$0.11	$(2.74)	NM	$(7.06)	$5.60	$(12.66)	NM
Diluted	$(2.63)	$0.11	$(2.74)	NM	$(7.06)	$5.50	$(12.56)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	208.1	186.8	21.3	11%	202.6	168.3	34.3	20%
Diluted	208.1	189.3	18.8	10%	202.6	171.4	31.2	18%

DIVIDENDS DECLARED PER COMMON SHARE	$1.05	$0.92	$0.13	14%	$3.09	$2.72	$0.37	14%

NM	= Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

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American Capital

November 10, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended September 30, 2008, June 30, 2008 and September 30, 2007

(in millions, except per share data)

(unaudited)

	Q3 2008	Q2 2008	Q3 2008 Versus Q2 2008		Q3 2007	Q3 2008 Versus Q3 2007
			$	%		$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$9,846	$10,456	$(610)	-6%	$11,469	(1,623)	-14%
Externally Managed Assets at Fair Value(2)	6,126	7,491	(1,365)	-18%	5,080	1,046	21%

Total	$15,972	$17,947	$(1,975)	-11%	$16,549	$(577)	-3%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$10,366	$12,045	$(1,679)	-14%	$13,439	(3,073)	-23%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	6,606	7,934	(1,328)	-17%	5,414	1,192	22%

Total	$16,972	$19,979	$(3,007)	-15%	$18,853	$(1,881)	-10%

New Investments:
Senior Debt	$99	$111	$(12)	-11%	$468	$(369)	-79%
Subordinated Debt	317	475	(158)	-33%	143	174	122%
Preferred Equity	3	82	(79)	-96%	291	(288)	-99%
Common Equity	22	150	(128)	-85%	101	(79)	-78%
Structured Products	2	100	(98)	-98%	398	(396)	-99%

Total	$443	$918	$(475)	-52%	$1,401	$(958)	-68%

Financing for Private Equity Buyouts	$348	$109	$239	219%	$231	$117	51%
Direct Investments	20	50	(30)	-60%	74	(54)	-73%
CLO/CDO Investments	3	11	(8)	-73%	14	(11)	-79%
Investments in Managed Funds	—	125	(125)	-100%	229	(229)	-100%
American Capital Sponsored Buyouts	—	—	—	100%	586	(586)	-100%
CMBS Investments	—	89	(89)	-100%	169	(169)	-100%
Add-on Financing for Working Capital in Distressed Situations	40	26	14	54%	60	(20)	-33%
Add-on Financing for Acquisitions	30	66	(36)	-55%	11	19	173%
Add-on Financing for Growth	2	343	(341)	-99%	1	1	100%
Add-on Financing for Recapitalizations	—	99	(99)	-100%	26	(26)	-100%

Total	$443	$918	$(475)	-52%	$1,401	$(958)	-68%

Realizations:
Scheduled Principal Amortization	$24	$28	$(4)	-14%	$18	$6	33%
Senior Loan Syndications	48	21	27	129%	648	(600)	-93%
Principal Prepayments	153	265	(112)	-42%	309	(156)	-50%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	24	16	8	50%	11	13	118%
Sale of CMBS Securities	—	—	—	100%	402	(402)	-100%
Sale of Equity Investments	271	149	122	82%	110	161	146%

Total	$520	$479	$41	9%	$1,498	$(978)	-65%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$133	$102	$31	30%	$98	$35	36%
Gross Realized Losses	(60)	(39)	(21)	-54%	(28)	(32)	-114%

Portfolio Net Realized Gains	73	63	10	16%	70	3	4%
Taxes on Realized Gains	(49)	(3)	(46)	-1533%	(4)	(45)	-1125%
Foreign Currency Transactions	(13)	1	(14)	NM	—	(13)	100%
Interest Rate Derivatives	(14)	(12)	(2)	-17%	5	(19)	NM

Net Realized Gains	(3)	49	(52)	-106%	71	(74)	NM

Gross Unrealized Appreciation at 40, 55 and 39 Portfolio Companies	184	228	(44)	-19%	172	12	7%
Gross Unrealized Depreciation at 86, 81 and 47 Portfolio Companies	(716)	(497)	(219)	44%	(285)	(431)	-151%

Current Portfolio Net Unrealized (Depreciation) Appreciation	(532)	(269)	(263)	98%	(113)	(419)	-371%
Net Depreciation From the Recognition of Net Realized Gains	(67)	(67)	—	0%	(84)	17	20%
Net Unrealized Appreciation for Foreign Currency Translation	(90)	—	(90)	100%	49	(139)	NM
Interest Rate Derivatives, net	(9)	72	(81)	NM	(55)	46	84%

Net Unrealized (Depreciation) Appreciation	(698)	(264)	(434)	164%	(203)	(495)	-244%

							100%
Net Gains, Losses, Appreciation and Depreciation	$(701)	$(215)	$(486)	226%	$(132)	$(569)	-431%

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American Capital

November 10, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION—(Continued)

Three Months Ended September 30, 2008, June 30, 2008 and September 30, 2007

(in millions, except per share data)

(unaudited)

	Q3 2008	Q2 2008	Q3 2008 Versus Q2 2008		Q3 2007	Q3 2008 Versus Q3 2007
			$	%		$	%
Other Financial Data:
Net Asset Value per Share	$24.43	$27.01	$(2.58)	-10%	$34.92	$(10.49)	-30%
Financial Liabilities at Cost	$4,542	$4,475	$67	1%	$4,547	$(5)	0%
Financial Liabilities at Fair Value	$4,095	$4,153	$(58)	-1%	NA	NA	NA
Market Capitalization	$5,285	$4,925	$360	7%	$8,026	$(2,741)	-34%
Total Enterprise Value	$9,507	$9,137	$370	4%	$12,481	$(2,974)	-24%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End(3)	11.2%	11.2%			12.2%
Loans on Non-Accrual at Face	$602	$481	$121	25%	$309	$293	95%
Loans on Non-Accrual at Fair Value	$135	$116	$19	16%	$85	$50	59%
Past Due Loans at Face	$80	$42	$38	90%	$10	$70	700%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	10.7%	8.6%			5.5%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	2.4%	2.1%			1.5%
Number of Portfolio Companies on Non-Accrual and Past Due	27	24			21
Debt to Equity Conversions at Cost	$—	$30	$(30)	-100%	$—	$—	100%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	9.6%	10.0%			11.1%
LTM Realized Earnings Return on Average Equity at Cost	11.6%	13.2%			15.8%
LTM Earnings Return on Average Equity	-28.5%	-17.9%			24.0%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	9.1%	8.8%			10.6%
Current Quarter Realized Earnings Return on Average Equity at Cost Annualized	8.9%	11.8%			18.7%
Current Quarter Earnings Return on Average Equity Annualized	-41.1%	-4.9%			1.6%

NM = Not meaningful

NA = Not available

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital, American Capital Agency Corp., American Capital Equity I , American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Includes private finance and CMBS portfolio.

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American Capital

November 10, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of September 30, 2008

(in millions)

(unaudited)

The following table summarizes the current GAAP cost basis and fair value of our investments as of September 30, 2008 compared to the realizable value, which is the amount that we currently anticipate realizing on settlement or maturity of these investments, or realizable value:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value	Difference Between Realizable Value and GAAP Fair Value
Private Finance	$8,419	$7,528	$7,727	$199
Structured Products	949	386	921	535
Managed Funds	1,357	863	863	—
American Capital, LLC	69	318	318	—
Derivatives, net	1	(84)	(87)	(3)

Total	$10,795	$9,011	$9,742	$731

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this press release includes realizable value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments as of the reporting date. It does not represent current fair value or net present value and is based on assumptions of future cash flows as of the reporting date. Accordingly, changes to expectations of future cash flows as a result of events subsequent to the reporting date are not adjusted in the realizable value as of the reporting date. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity as of the reporting date. This is primarily because the current lack of liquidity in the financial markets has caused investment spreads between the cost of funds and investment income to widen significantly on investments, resulting in current fair values under Statement of Financial Accounting Standards No. 157 that are materially lower than what the Company currently anticipates realizing on settlement or maturity. American Capital believes that providing investors with realizable value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, realizable value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP realizable value to GAAP fair value is set forth above.

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American Capital

November 10, 2008

	Static Pool
Portfolio Statistics(1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	Pre-1999 - 2008 Aggregate	2003 - 2008 Aggregate
Internal Rate of Return-All Investments(2)	6.8%	9.2%	8.0%	18.6%	8.8%	21.8%	15.8%	12.2%	14.5%	5.6%	-11.3%	12.1%	13.2%
Internal Rate of Return-All Investments(3)	6.8%	9.2%	8.0%	18.6%	8.8%	21.8%	15.1%	12.2%	12.3%	-5.4%	-19.0%	10.1%	10.3%
Internal Rate of Return-Equity Investments Only(3)(4)(5)	19.1%	-15.3%	12.1%	46.9%	15.0%	30.9%	28.3%	10.4%	22.3%	5.1%	-54.5%	15.1%	15.6%
Original Investments and Commitments	$400	$380	$285	$375	$958	$1,432	$2,266	$4,272	$5,096	$7,261	$1,011	$23,736	$21,338
Total Exits and Prepayments of Original Investments	$337	$352	$285	$319	$701	$1,083	$1,641	$2,005	$2,616	$1,846	$15	$11,200	$9,206
Total Interest, Dividends and Fees Collected	$155	$145	$105	$148	$307	$363	$531	$813	$706	$527	$57	$3,857	$2,997
Total Net Realized (Loss) Gain on Investments	$(67)	$(51)	$(39)	$25	$(50)	$142	$159	$319	$146	$(13)	$6	$577	$759
Current Cost of Investments	$56	$25	$—	$54	$233	$312	$611	$2,245	$2,131	$4,171	$952	$10,790	$10,422
Current Fair Value of Investments	$35	$18	$—	$12	$168	$382	$463	$1,981	$1,921	$3,313	$802	$9,095	$8,862
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.4%	0.2%	0.0%	0.1%	1.9%	4.2%	5.1%	21.8%	21.1%	36.4%	8.8%	100.0%	97.4%
Net Unrealized Appreciation/(Depreciation)	$(21)	$(7)	$—	$(42)	$(65)	$70	$(148)	$(264)	$(210)	$(858)	$(150)	$(1,695)	$(1,560)
Non-Accruing Loans at Face	$14	$5	$—	$41	$57	$14	$39	$47	$155	$199	$31	$602	$485
Non-Accruing Loans at Fair Value	$5	$1	$—	$5	$10	$2	$10	$21	$59	$18	$4	$135	$114
Equity Interest at Fair Value(4)	$29	$12	$—	$4	$20	$159	$81	$978	$618	$1,070	$147	$3,118	$3,053
Debt to EBITDA(6)(7)(8)	NM	2.1	—	NM	6.0	4.8	6.1	4.7	5.8	6.8	5.5	6.0	6.0
Interest Coverage(6)(8)	NM	5.0	—	NM	1.5	1.6	1.7	2.2	1.9	1.9	1.9	1.9	1.9
Debt Service Coverage(6)(8)	NM	4.2	—	NM	1.0	1.6	1.3	1.5	1.5	1.7	1.7	1.6	1.6
Average Age of Companies(8)	65 yrs	58 yrs	—	22 yrs	42 yrs	39 yrs	39 yrs	27 yrs	26 yrs	26 yrs	26 yrs	28 yrs	28 yrs
Diluted Ownership Percentage(4)	55%	54%	0%	60%	37%	52%	32%	55%	32%	47%	30%	43%	43%
Average Sales(8)(9)	$199	$31	$—	$66	$66	$185	$118	$122	$136	$211	$188	$168	$171
Average EBITDA(8)(10)	$12	$5	$—	$1	$14	$34	$25	$25	$28	$40	$42	$33	$34
Average EBITDA Margin	6.0%	16.1%	0%	1.5%	21.2%	18.4%	21.2%	20.5%	20.6%	19.0%	22.3%	19.6%	19.9%
Total Sales(8)(9)	$331	$35	$—	$361	$275	$1,374	$1,558	$2,774	$4,768	$9,687	$8,121	$29,284	$28,282
Total EBITDA(8)(10)	$18	$6	$—	$11	$35	$192	$255	$394	$863	$1,619	$1,593	$4,986	$4,916
% of Senior Loans(8)(11)	87%	0%	0%	0%	66%	61%	58%	66%	43%	63%	33%	55%	55%
% of Loans with Lien(8)(11)	100%	100%	0%	100%	100%	100%	91%	91%	91%	94%	55%	89%	88%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable based on anticipated proceeds to be received upon settlement or maturity.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in commercial mortgage backed securities and collateralized debt obligations.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	These amounts do not include investments in which the Company owns only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations, ACAS CRE CDO 2007-1, Ltd., European Capital Limited and American Capital Agency Corp.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.
(12)	Excludes investments in American Capital, LLC and our managed funds.

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American Capital

November 10, 2008

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent reports on Form 10-K and Form 10-Q for more information about its tax status. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital’s taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to shareholders on Form 1099DIV. The net long term capital gains in the 2007 tax year totaling $142 million were distributed to shareholders as a part of the second quarter 2008 dividend. The Company anticipates the 2008 year-to-date declared dividends of $3.09 per share to be comprised of $0.68 per share of long-term capital gains and $2.41 per share of ordinary taxable income.

For its 2008 tax year, American Capital is retaining its net long-term capital gains and treat them as deemed distributions for tax purposes. For its tax year ended September 30, 2008, American Capital retained $155 million of net long-term capital gains that was treated as a deemed distribution to its shareholders of record as of September 30, 2008. American Capital paid a federal tax of $54 million on behalf of its shareholders associated with these gains. Shareholders report their share of the retained capital gains on their 2008 income tax returns as if it had been received and report a tax credit for the tax paid on their behalf by American Capital. Shareholders then add the amount of the deemed distribution, net of such tax, to the basis of their shares. Shareholders will receive a Form 2439 reporting each shareholder’s share of the long-term capital gain and share of the federal income tax paid to include in their 2008 income tax return.

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American Capital

November 10, 2008

American Capital has declared $29.25 of dividends since its August 1997 IPO at $15.00 per share. A summary of American Capital’s dividend history is as follows.

Year/Quarter	Dividend	% Change of Dividend Over Prior Year	Cumulative Dividends Declared
2008 To-Date
Q3 Paid	$1.05	14%	$29.25
Q2 Paid	$1.03	13%	$28.20
Q1 Paid	$1.01	13%	$27.17

2007	$3.72	12%	$26.16
2006	$3.33	8%	$22.44
2005	$3.08	6%	$19.11
2004	$2.91	4%	$16.03
2003	$2.79	9%	$13.12
2002	$2.57	12%	$10.33
2001	$2.30	6%	$7.76
2000	$2.17	25%	$5.46
1999	$1.74	30%	$3.29
1998	$1.34	N/A	$1.55
Q4 1997	$0.21		$0.21

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Monday, November 10, 2008 at 11:00 am ET. The dial in number will be (800) 288-8967. International callers should dial +1 (612) 332-0634. Please advise the operator you are dialing in for the American Capital Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.AmericanCapital.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

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American Capital

November 10, 2008

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website after the call on November 10, 2008. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.AmericanCapital.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 3:00 pm ET Monday, November 10, 2008 until 11:59 pm ET Monday, November 24, 2008. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 963704.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-5917 or send an e-mail to IR@AmericanCapital.com.

ABOUT AMERICAN CAPITAL

American Capital, with $17 billion in capital resources under management, is the only private equity fund and the largest alternative asset management company in the S&P 500. American Capital, both directly and through its global asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. American Capital and its affiliates invest from $5 million to $800 million per company in North America and €5 million to €500 million per company in Europe. American Capital was founded in 1986 and currently has 13 offices in the U.S., Europe and Asia.

As of September 30, 2008, American Capital shareholders have enjoyed a total return of 392% since the Company’s IPO - an annualized return of 15%, assuming reinvestment of dividends. American Capital has paid a total of $2.7 billion in dividends and paid or declared $29.25 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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American Capital

November 10, 2008

ADDITIONAL INFORMATION

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Additionally, American Capital cannot give any assurance that the proposed acquisition will be completed or that it will be completed on the terms described in this press release.

This press release does not constitute an offer or invitation to acquire or dispose of any securities or investment advice in any jurisdiction. Any statements herein regarding earnings enhancement are not a profit forecast and should not be interpreted to mean that American Capital’s future earnings will necessarily match or exceed those of any prior year.

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